Exhibit 99

GE HealthCare reports third quarter 2024 financial results

•Revenue growth was 1% year-over-year; Organic revenue growth* was 1%
•Net income margin was 9.7% versus 7.8% for the prior year; Adjusted earnings before interest and taxes (EBIT) margin* was 16.3% versus 15.4%
•Diluted earnings per share (EPS) were $1.02 versus $0.83 for the prior year; Adjusted EPS* was $1.14 versus $0.99
•Cash flow from operating activities was $742 million versus $650 million for the prior year; Free cash flow* was $651 million versus $570 million
•Company raises low end of full-year 2024 Adjusted EBIT margin* and Adjusted EPS* guidance with continued execution; trending toward the lower end of Organic revenue growth* range

Chicago, IL – October 30, 2024 – GE HealthCare (Nasdaq: GEHC) today reported financial results for the third quarter ended September 30, 2024.

GE HealthCare President and CEO Peter Arduini said, “In the third quarter, we reported sales and orders growth of 1% globally. Both sales and orders grew in the mid-single digits excluding China, with particular strength in the U.S. across all segments. Pharmaceutical Diagnostics also delivered solid performance, driven by healthy procedure volumes. Ongoing lean initiatives across the organization are delivering better value to patients and customers and have resulted in robust margin expansion.”

Third quarter 2024 total company financial performance
•Revenues of $4.9 billion increased 1% on both a reported and Organic* basis year-over-year. Positive revenue growth in the U.S. and in Pharmaceutical Diagnostics (PDx) was offset by continued market softness in China.
•Total company book-to-bill was 1.04 times. Total company orders increased 1% organically year-over-year.
•Net income attributable to GE HealthCare was $470 million versus $375 million for the prior year, and Adjusted EBIT* was $795 million versus $744 million.
•Net income margin was 9.7% versus 7.8% for the prior year, up 190 basis points (bps). Adjusted EBIT margin* was 16.3% versus 15.4%, up 90 bps as both measures saw benefits from productivity and price.
•Diluted EPS was $1.02 versus $0.83, up $0.20 from the prior year. Adjusted EPS* was $1.14 versus $0.99, up $0.15 from the prior year as both measures saw improved EBIT and lower tax expense.
•Cash flow from operating activities was $742 million, up $92 million year-over-year. Free cash flow* was $651 million, up $81 million year-over-year.

* Non-GAAP financial measure.

Third quarter 2024 segment financial performance (Unaudited)
Effective July 1, 2024, Image Guided Therapies, previously part of the Imaging segment, was realigned to the Ultrasound segment to better match its clinical usage and realize stronger business and customer impact by providing the right image guidance in the right care setting. The Ultrasound segment was subsequently renamed Advanced Visualization Solutions (AVS). Historical segment financial information presented herein has been recast to conform to the new reportable segments structure. The Company is providing recast financial information for fiscal years 2022, 2023, and the six months ended 2024 via a Form 8-K filed today with the U.S. Securities and Exchange Commission.

Segment ($ in millions)	Imaging	Advanced Visualization Solutions	Patient Care Solutions	Pharmaceutical Diagnostics
Segment Revenues	$2,229	$1,216	$779	$625
YoY % change	—%	—%	2%	6%
YoY % Organic* change	(1)%	—%	2%	7%
Segment EBIT	$287	$232	$82	$193
YoY % change	18%	(9)%	3%	16%
Segment EBIT Margin	12.9%	19.0%	10.6%	30.9%
YoY change	200 bps	(190) bps	10 bps	270 bps
YoY refers to year-over-year comparison on a recast basis
Growth and innovation
Mr. Arduini continued, “The recent FDA approval of our Flyrcado™ (flurpiridaz F18) injection in the U.S. is an important moment in molecular imaging as we continue to address unmet patient needs and advance more precise, personalized care. Flyrcado is a first-of-its-kind PET myocardial perfusion imaging (MPI) agent for the detection of coronary artery disease. This milestone achievement has the potential to expand clinical and patient access to PET MPI.”

Recent innovation and commercial highlights
•GE HealthCare announces AI Innovation Lab showcasing five new research projects
•GE HealthCare announces CareIntellect for Oncology, harnessing AI to give clinicians an easy way to see the patient journey in a single view
•GE HealthCare unveils its first CT scanner production line in France and announces the installation of the first scanner made in France at the Montargis Hospital Center
•A New Theranostics Center of Excellence in Europe: GE HealthCare and University Medicine Essen collaborate to advance Theranostics and personalized medicine
•GE HealthCare takes key role in new consortium to revolutionize cancer care, advancing precision medicine for patients in Europe
•GE HealthCare’s MIM Software announces FDA clearance of Monte Carlo dosimetry for Theranostics
•GE HealthCare announces FDA approval of Flyrcado injection PET radiotracer for enhanced diagnosis of coronary artery disease
•GE HealthCare showcases the latest AI-enhanced radiation therapy solutions at ASTRO 2024
•GE HealthCare introduces elevated Venue point of care ultrasound solutions and new tablet-based Venue Sprint
•GE HealthCare’s MIM Software announces FDA Clearance of new Centiloid scaling tool to quantify amyloid plaque in brain imaging
•Clinical study shows targeted End-tidal Control Anesthesia Delivery improves efficiency and accuracy to help optimize patient care

* Non-GAAP financial measure.

2024 Guidance
Today, the Company updates full-year 2024 guidance as follows:
•Organic revenue growth* trending toward the lower end of the range of 1% to 2% year-over-year, given the continued China market softness
•Adjusted EBIT margin* in the range of 15.8% to 16.0%, reflecting an expansion of 70 to 90 basis points versus 2023 Adjusted EBIT margin* of 15.1%; this compares to prior guidance of 15.7% to 16.0%
•Adjusted effective tax rate (ETR)* trending toward the lower end of the 23% to 25% range, given additional tax incentives recognized in third quarter 2024
•Adjusted EPS* in the range of $4.25 to $4.35, representing 8% to 11% growth versus Adjusted EPS* of $3.93 for 2023; this compares with prior range of $4.20 to $4.35
•Free cash flow* of approximately $1.8 billion
The Company provides its outlook on a non-GAAP basis. Refer to the Non-GAAP Financial Measures in Outlook section below for more details.
* Non-GAAP financial measure.

Financial rounding
Certain columns and rows in this document may not sum due to the use of rounded numbers. Percentages presented are calculated from the underlying whole-dollar amounts.

Condensed Consolidated Statements of Income (Unaudited)
	For the three months ended September 30		For the nine months ended September 30
(In millions, except per share amounts)	2024	2023	2024	2023
Sales of products	$3,201	$3,186	$9,454	$9,530
Sales of services	1,662	1,636	4,899	4,816
Total revenues	4,863	4,822	14,353	14,346
Cost of products	2,033	2,076	6,045	6,197
Cost of services	805	811	2,378	2,383
Gross profit	2,026	1,935	5,930	5,766
Selling, general, and administrative	1,034	996	3,139	3,130
Research and development	316	322	967	890
Total operating expenses	1,350	1,318	4,106	4,020
Operating income	676	617	1,824	1,746
Interest and other financial charges – net	130	138	383	411
Non-operating benefit (income) costs	(102)	(94)	(306)	(332)
Other (income) expense – net	(9)	(63)	(1)	(85)
Income from continuing operations before income taxes	658	636	1,747	1,752
Benefit (provision) for income taxes	(168)	(250)	(435)	(550)
Net income from continuing operations	490	386	1,312	1,202
Income (loss) from discontinued operations, net of taxes	—	(4)	—	(4)
Net income	490	382	1,312	1,198
Net (income) loss attributable to noncontrolling interests	(19)	(7)	(40)	(33)
Net income attributable to GE HealthCare	470	375	1,272	1,165
Deemed preferred stock dividend of redeemable noncontrolling interest	—	—	—	(183)
Net income attributable to GE HealthCare common stockholders	$470	$375	$1,272	$982

Earnings per share from continuing operations attributable to GE HealthCare common stockholders:
Basic	$1.03	$0.83	$2.79	$2.17
Diluted	1.02	0.83	2.77	2.16
Earnings per share attributable to GE HealthCare common stockholders:
Basic	$1.03	$0.82	$2.79	$2.16
Diluted	1.02	0.82	2.77	2.15
Weighted-average number of shares outstanding:
Basic	457	455	456	455
Diluted	459	458	459	458

Condensed Consolidated Statements of Financial Position (Unaudited)
	As of
(In millions, except share and per share amounts)	September 30, 2024	December 31, 2023
Cash, cash equivalents, and restricted cash	$3,568	$2,504
Receivables – net of allowances of $104 and $98	3,418	3,525
Due from related parties	6	32
Inventories	2,124	1,960
Contract and other deferred assets	1,046	1,000
All other current assets	476	389
Current assets	10,638	9,410
Property, plant, and equipment – net	2,539	2,500
Goodwill	13,138	12,936
Other intangible assets – net	1,132	1,253
Deferred income taxes	4,309	4,474
All other non-current assets	2,098	1,881
Total assets	$33,855	$32,454
Short-term borrowings	$1,007	$1,006
Accounts payable	2,911	2,947
Due to related parties	7	99
Contract liabilities	1,915	1,918
Current compensation and benefits	1,422	1,518
All other current liabilities	1,409	1,493
Current liabilities	8,670	8,981
Long-term borrowings	9,306	8,436
Non-current compensation and benefits	5,388	5,782
Deferred income taxes	59	68
All other non-current liabilities	1,920	1,877
Total liabilities	25,343	25,144
Commitments and contingencies
Redeemable noncontrolling interests	177	165
Common stock, par value $0.01 per share, 1,000,000,000 shares authorized, 457,144,443 shares issued as of September 30, 2024; 455,342,290 shares issued as of December 31, 2023	5	5
Treasury stock, at cost, 291,053 shares as of September 30, 2024 and 0 shares as of December 31, 2023	(25)	—
Additional paid-in capital	6,551	6,493
Retained earnings	2,558	1,326
Accumulated other comprehensive income (loss) – net	(771)	(691)
Total equity attributable to GE HealthCare	8,317	7,133
Noncontrolling interests	18	12
Total equity	8,335	7,145
Total liabilities, redeemable noncontrolling interests, and equity	$33,855	$32,454

Condensed Consolidated Statements of Cash Flows (Unaudited)
	For the nine months ended September 30
(In millions)	2024	2023
Net income	$1,312	$1,198
Less: Income (loss) from discontinued operations, net of taxes	—	(4)
Net income from continuing operations	$1,312	$1,202
Adjustments to reconcile Net income from continuing operations to Cash from (used for) operating activities
Depreciation of property, plant, and equipment	203	188
Amortization of intangible assets	237	278
Gain on fair value remeasurement of contingent consideration	(19)	(17)
Net periodic postretirement benefit plan (income) expense	(271)	(291)
Postretirement plan contributions	(257)	(259)
Share-based compensation	92	81
Provision for income taxes	435	550
Cash paid during the year for income taxes	(375)	(375)
Changes in operating assets and liabilities, excluding the effects of acquisitions:
Receivables	83	(82)
Due from related parties	24	9
Inventories	(157)	(85)
Contract and other deferred assets	(33)	(75)
Accounts payable	3	(93)
Due to related parties	(72)	(87)
Contract liabilities	(25)	69
Current compensation and benefits	(97)	37
All other operating activities - net	(41)	1
Cash from (used for) operating activities – continuing operations	1,042	1,051
Cash flows – investing activities
Additions to property, plant and equipment and internal-use software	(299)	(293)
Dispositions of property, plant, and equipment	—	1
Purchases of businesses, net of cash acquired	(259)	(147)
Purchases of investments	(33)	(21)
All other investing activities - net	(83)	(10)
Cash from (used for) investing activities – continuing operations	(674)	(470)
Cash flows – financing activities
Net increase (decrease) in borrowings (maturities of 90 days or less)	—	(9)
Newly issued debt, net of debt issuance costs (maturities longer than 90 days)	994	2,020
Repayments and other reductions (maturities longer than 90 days)	(162)	(9)
Dividends paid to stockholders	(41)	(28)
Redemption of noncontrolling interests	—	(211)
Net transfers (to) from GE	—	(1,317)
Proceeds from stock issued under employee benefit plans	31	31
Taxes paid related to net share settlement of equity awards	(90)	(31)
All other financing activities - net	(28)	(24)
Cash from (used for) financing activities – continuing operations	704	422
Cash from (used for) operating activities – discontinued operations	(4)	—
Effect of foreign currency rate changes on cash, cash equivalents, and restricted cash	(2)	(34)
Increase (decrease) in cash, cash equivalents, and restricted cash	1,066	969
Cash, cash equivalents, and restricted cash at beginning of year	2,506	1,451
Cash, cash equivalents, and restricted cash as of September 30	$3,572	$2,420

Supplemental disclosure of cash flows information
Cash paid during the year for interest	$(339)	$(318)
Non-cash investing activities
Acquired but unpaid property, plant, and equipment	$72	$80

Non-GAAP Financial Measures

The non-GAAP financial measures presented in this press release are supplemental measures of GE HealthCare’s performance and its liquidity that the Company believes will help investors understand its financial condition, cash flows, and operating results, and assess its future prospects. When read in conjunction with the Company’s U.S. GAAP results, these non-GAAP financial measures provide a baseline for analyzing trends in GE HealthCare’s underlying businesses and can be used by management as one basis for making financial, operational, and planning decisions. Descriptions of the reported non-GAAP measures are included below.

The Company reports Organic revenue and Organic revenue growth rate to provide management and investors with additional understanding and visibility into the underlying revenue trends of the Company’s established, ongoing operations, as well as provide insights into overall demand for its products and services. To calculate these measures, the Company excludes the effect of acquisitions, dispositions, and foreign currency rate fluctuations.

The Company reports EBIT, Adjusted EBIT, Adjusted EBIT margin, Adjusted net income, Adjusted net income margin, and Adjusted earnings per share to provide management and investors with additional understanding of its business by highlighting the results from ongoing operations and the underlying profitability factors, on a normalized basis. To calculate these measures the Company excludes, and reflects in the detailed reconciliations below, the following adjustments as applicable: Interest and other financial charges - net, Net (income) loss attributable to noncontrolling interests, Non-operating benefit (income) costs, Benefit (provision) for income taxes and certain tax related adjustments, and certain non-recurring and/or non-cash items. GE HealthCare may from time to time consider excluding other non-recurring items to enhance comparability between periods. Adjusted EBIT margin and Adjusted net income margin are calculated by taking Adjusted EBIT, or Adjusted net income, divided by Total revenues for the same period.

The Company reports Adjusted tax expense and Adjusted effective tax rate (“Adjusted ETR”) to provide investors with a better understanding of the normalized tax rate applicable to the business and provide more consistent comparability across periods. Adjusted tax expense excludes the income tax related to the pre-tax income adjustments included as part of Adjusted net income and certain income tax adjustments, such as adjustments to deferred tax assets or liabilities. The Company may from time to time consider excluding other non-recurring tax items to enhance comparability between periods. Adjusted ETR is Adjusted tax expense divided by income before income taxes less the pre-tax income adjustments referenced above.

The Company reports Free cash flow and Free cash flow conversion to provide management and investors with an important measure of the ability to generate cash on a normalized basis and provide insight into the Company’s flexibility to allocate capital. Free cash flow is Cash from (used for) operating activities - continuing operations including cash flows related to the additions and dispositions of property, plant, and equipment (“PP&E”) and additions of internal-use software. Free cash flow does not represent residual cash flows available for discretionary expenditures, due to the fact that the measure does not deduct the capital required for debt repayments. Free cash flow conversion is calculated by taking Free cash flow divided by Adjusted net income.

Management recognizes that these non-GAAP financial measures have limitations, including that they may be calculated differently by other companies or may be used under different circumstances or for different purposes. In order to compensate for the discussed limitations, management does not consider these measures in isolation from or as alternatives to the comparable financial measures determined in accordance with U.S. GAAP. The detailed reconciliations of each non-GAAP financial measure to the most directly comparable U.S. GAAP financial measure are provided below, and no single financial measure should be relied on to evaluate our business.

Non-GAAP Financial Reconciliations

Organic Revenue*
Unaudited	For the three months ended September 30			For the nine months ended September 30
($ in millions)	2024	2023	% change	2024	2023	% change
Imaging revenues	$2,229	$2,236	—%	$6,462	$6,552	(1)%
Less: Acquisitions(1)	16	—		29	—
Less: Dispositions(2)	—	—		—	—
Less: Foreign currency exchange	(8)	—		(65)	—
Imaging Organic revenue*	$2,220	$2,236	(1)%	$6,497	$6,552	(1)%
AVS revenues	$1,216	$1,214	—%	$3,692	$3,712	(1)%
Less: Acquisitions(1)	—	—		—	—
Less: Dispositions(2)	—	—		—	—
Less: Foreign currency exchange	(2)	—		(22)	—
AVS Organic revenue*	$1,218	$1,214	—%	$3,713	$3,712	—%
PCS revenues	$779	$764	2%	$2,298	$2,315	(1)%
Less: Acquisitions(1)	—	—		—	—
Less: Dispositions(2)	—	—		—	—
Less: Foreign currency exchange	—	—		(4)	—
PCS Organic revenue*	$779	$764	2%	$2,302	$2,315	(1)%
PDx revenues	$625	$589	6%	$1,862	$1,715	9%
Less: Acquisitions(1)	—	—		—	—
Less: Dispositions(2)	—	—		—	—
Less: Foreign currency exchange	(5)	—		(13)	—
PDx Organic revenue*	$630	$589	7%	$1,876	$1,715	9%
Other revenues	$15	$19	(22)%	$39	$52	(25)%
Less: Acquisitions(1)	—	—		—	—
Less: Dispositions(2)	—	—		—	—
Less: Foreign currency exchange	—	—		—	—
Other Organic revenue*	$15	$19	(21)%	$39	$52	(25)%
Total revenues	$4,863	$4,822	1%	$14,353	$14,346	—%
Less: Acquisitions(1)	16	—		29	—
Less: Dispositions(2)	—	—		—	—
Less: Foreign currency exchange	(15)	—		(104)	—
Organic revenue*	$4,863	$4,822	1%	$14,427	$14,346	1%

(1)	Represents revenues attributable to acquisitions from the date the Company completed the transaction through the end of four quarters following the transaction.
(2)	Represents revenues attributable to dispositions for the four quarters preceding the disposition date.

* Non-GAAP financial measure.

Adjusted EBIT*
Unaudited	For the three months ended September 30			For the nine months ended September 30
($ in millions)	2024	2023	% change	2024	2023	% change
Net income attributable to GE HealthCare	$470	$375	25%	$1,272	$1,165	9%
Add: Interest and other financial charges – net	130	138		383	411
Add: Non-operating benefit (income) costs	(102)	(94)		(306)	(332)
Less: Benefit (provision) for income taxes	(168)	(250)		(435)	(550)
Less: Income (loss) from discontinued operations, net of taxes	—	(4)		—	(4)
Less: Net (income) loss attributable to noncontrolling interests	(19)	(7)		(40)	(33)
EBIT*	$685	$680	1%	$1,825	$1,831	—%
Add: Restructuring costs(1)	22	3		90	34
Add: Acquisition and disposition-related charges (benefits)(2)	(4)	(14)		(7)	(15)
Add: Spin-Off and separation costs(3)	56	45		182	175
Add: (Gain) loss on business and asset dispositions(4)	1	—		—	—
Add: Amortization of acquisition-related intangible assets	34	32		100	95
Add: Investment revaluation (gain) loss(5)	1	(2)		26	(1)
Adjusted EBIT*	$795	$744	7%	$2,217	$2,119	5%
Net income margin	9.7%	7.8%	190 bps	8.9%	8.1%	70 bps
Adjusted EBIT margin*	16.3%	15.4%	90 bps	15.4%	14.8%	70 bps

(1)	Consists of severance, facility closures, and other charges associated with restructuring programs.
(2)	Consists of legal, consulting, and other transaction and integration fees, and adjustments to contingent consideration, as well as other purchase accounting related charges and other costs directly related to the transactions.
(3)	Costs incurred in the Spin-Off and separation from GE, including system implementations, audit and advisory fees, legal entity separation, Founders Grant equity awards, separation agreements with GE, and other one-time costs.
(4)	Consists of gains and losses resulting from the sale of assets and investments.
(5)	Primarily relates to valuation adjustments for equity investments.

* Non-GAAP financial measure.

Adjusted Net Income*
Unaudited	For the three months ended September 30			For the nine months ended September 30
($ in millions)	2024	2023	% change	2024	2023	% change
Net income attributable to GE HealthCare	$470	$375	25%	$1,272	$1,165	9%
Add: Non-operating benefit (income) costs	(102)	(94)		(306)	(332)
Add: Restructuring costs(1)	22	3		90	34
Add: Acquisition and disposition-related charges (benefits)(2)	(4)	(14)		(7)	(15)
Add: Spin-Off and separation costs(3)	56	45		182	175
Add: (Gain) loss on business and asset dispositions(4)	1	—		—	—
Add: Amortization of acquisition-related intangible assets	34	32		100	95
Add: Investment revaluation (gain) loss(5)	1	(2)		26	(1)
Add: Tax effect of reconciling items(6)	(3)	(4)		(26)	(3)
Add: Spin-Off and other tax adjustments(7)	46	106		60	136
Less: Income (loss) from discontinued operations, net of taxes	—	(4)		—	(4)
Adjusted net income*	$521	$451	16%	$1,393	$1,258	11%
Adjusted net income margin*	10.7%	9.4%	140 bps	9.7%	8.8%	90 bps

(1)	Consists of severance, facility closures, and other charges associated with restructuring programs.
(2)	Consists of legal, consulting, and other transaction and integration fees, and adjustments to contingent consideration, as well as other purchase accounting related charges and other costs directly related to the transactions.
(3)	Costs incurred in the Spin-Off and separation from GE, including system implementations, audit and advisory fees, legal entity separation, Founders Grant equity awards, separation agreements with GE, and other one-time costs.
(4)	Consists of gains and losses resulting from the sale of assets and investments.
(5)	Primarily relates to valuation adjustments for equity investments.
(6)	The tax effect of reconciling items is calculated using the statutory tax rate, taking into consideration the nature of the items and the relevant taxing jurisdiction.
(7)
Consists of certain income tax adjustments, including the accrual of a deferred tax liability on the prior period earnings of certain of the Company’s foreign subsidiaries for which the Company is no longer permanently reinvested, the impact of adjusting deferred tax assets and liabilities to stand-alone GE HealthCare tax rates, and the impact of tax legislation changes. As of the third quarter of 2024 this line additionally includes discrete tax impacts resulting from the Spin-Off and separation from GE previously reported under Tax effect of reconciling items.

* Non-GAAP financial measure.

Adjusted Earnings Per Share*
Unaudited	For the three months ended September 30			For the nine months ended September 30
(In dollars, except shares outstanding presented in millions)	2024	2023	$ change	2024	2023	$ change
Diluted earnings per share – continuing operations	$1.02	$0.83	$0.20	$2.77	$2.16	$0.61
Add: Deemed preferred stock dividend of redeemable noncontrolling interest	—	—		—	0.40
Add: Non-operating benefit (income) costs	(0.22)	(0.21)		(0.67)	(0.73)
Add: Restructuring costs(1)	0.05	0.01		0.20	0.07
Add: Acquisition and disposition-related charges (benefits)(2)	(0.01)	(0.03)		(0.02)	(0.03)
Add: Spin-Off and separation costs(3)	0.12	0.10		0.40	0.38
Add: (Gain) loss on business and asset dispositions(4)	0.00	—		—	—
Add: Amortization of acquisition-related intangible assets	0.08	0.07		0.22	0.21
Add: Investment revaluation (gain) loss(5)	0.00	(0.00)		0.06	(0.00)
Add: Tax effect of reconciling items(6)	(0.01)	(0.01)		(0.06)	(0.01)
Add: Spin-Off and other tax adjustments(7)	0.10	0.23		0.13	0.30
Adjusted earnings per share*	$1.14	$0.99	$0.15	$3.04	$2.75	$0.29
Diluted weighted-average shares outstanding	459	458		459	458

(1)	Consists of severance, facility closures, and other charges associated with restructuring programs.
(2)	Consists of legal, consulting, and other transaction and integration fees, and adjustments to contingent consideration, as well as other purchase accounting related charges and other costs directly related to the transactions.
(3)	Costs incurred in the Spin-Off and separation from GE, including system implementations, audit and advisory fees, legal entity separation, Founders Grant equity awards, separation agreements with GE, and other one-time costs.
(4)	Consists of gains and losses resulting from the sale of assets and investments.
(5)	Primarily relates to valuation adjustments for equity investments.
(6)	The tax effect of reconciling items is calculated using the statutory tax rate, taking into consideration the nature of the items and the relevant taxing jurisdiction.
(7)
Consists of certain income tax adjustments, including the accrual of a deferred tax liability on the prior period earnings of certain of the Company’s foreign subsidiaries for which the Company is no longer permanently reinvested, the impact of adjusting deferred tax assets and liabilities to stand-alone GE HealthCare tax rates, and the impact of tax legislation changes. As of the third quarter of 2024 this line additionally includes discrete tax impacts resulting from the Spin-Off and separation from GE previously reported under Tax effect of reconciling items.

* Non-GAAP financial measure.

Adjusted Tax Expense* and Adjusted ETR*
Unaudited	For the three months ended September 30		For the nine months ended September 30
($ in millions)	2024	2023	2024	2023
Benefit (provision) for income taxes	$(168)	$(250)	$(435)	$(550)
Add: Tax effect of reconciling items(1)	(3)	(4)	(26)	(3)
Add: Spin-Off and other tax adjustments(2)	46	106	60	136
Adjusted tax expense*	$(124)	$(148)	$(401)	$(417)
Effective tax rate	25.5%	39.3%	24.9%	31.4%
Adjusted effective tax rate*	18.7%	24.4%	21.9%	24.4%

(1)	The tax effect of reconciling items is calculated using the statutory tax rate, taking into consideration the nature of the items and the relevant taxing jurisdiction.
(2)
Consists of certain income tax adjustments, including the accrual of a deferred tax liability on the prior period earnings of certain of the Company’s foreign subsidiaries for which the Company is no longer permanently reinvested, the impact of adjusting deferred tax assets and liabilities to stand-alone GE HealthCare tax rates, and the impact of tax legislation changes. As of the third quarter of 2024 this line additionally includes discrete tax impacts resulting from the Spin-Off and separation from GE previously reported under Tax effect of reconciling items.

Free Cash Flow*
Unaudited	For the three months ended September 30			For the nine months ended September 30
($ in millions)	2024	2023	% change	2024	2023	% change
Cash from (used for) operating activities – continuing operations	$742	$650	14%	$1,042	$1,051	(1)%
Add: Additions to PP&E and internal-use software	(90)	(80)		(299)	(293)
Add: Dispositions of PP&E	—	—		—	1
Free cash flow*	$651	$570	14%	$743	$759	(2)%

Non-GAAP Financial Measures in Outlook
GE HealthCare calculates forward-looking non-GAAP financial measures, including Organic revenue growth, Adjusted EBIT margin, Adjusted ETR, Adjusted EPS, and Free cash flow based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. GE HealthCare does not provide reconciliations of these forward-looking non-GAAP financial measures to the respective GAAP metrics as it is unable to predict with reasonable certainty and without unreasonable effort certain items such as the impact of changes in currency exchange rates, impacts associated with business acquisitions or dispositions, timing and magnitude of restructuring activities, and revaluation of strategic investments, amongst other items. The timing and amounts of these items are uncertain and could have a substantial impact on GE HealthCare’s results in accordance with GAAP.

Key Performance Indicators
Management uses the following metrics to provide a leading indicator of current business demand from customers for products and services.
•Organic orders growth: Rate of change period-over-period of contractual commitments with customers to provide specified goods or services for an agreed upon price, and excluding the effects of: (1) recent acquisitions and dispositions with less than a full year of comparable orders; and (2) foreign currency exchange rate fluctuations in order to present orders on a constant currency basis.
•Book-to-bill: Total orders divided by Total revenues within a given financial period (e.g., quarter or FY).

* Non-GAAP financial measure.

Conference Call and Webcast Information
GE HealthCare will discuss its results during its live earnings call today, October 30, 2024 at 8:30 am ET/7:30 am CT. The webcast and accompanying slide presentation containing financial information can be accessed by visiting the investor section of the website at https://investor.gehealthcare.com/news-events/events. An archived version of the webcast will be available on the website after the call.

Forward-looking Statements
This release contains forward-looking statements. These forward-looking statements might be identified by words, and variations of words, such as “will,” “expect,” “may,” “would,” “could,” “plan,” “believe,” “anticipate,” “intend,” “estimate,” “potential,” “position,” “forecast,” “target,” “guidance,” “outlook,” and similar expressions. These forward-looking statements may include, but are not limited to, statements about our business and expected financial performance, financial condition, and results of operations, including revenue, revenue growth, profit, taxes, earnings per share, and cash flows, and the Company’s outlook; and the Company’s strategy, innovation, and investments. These forward-looking statements involve risks and uncertainties, many of which are beyond the Company’s control. Factors that could cause the Company’s actual results to differ materially from those described in its forward-looking statements include, but are not limited to, operating in highly competitive markets; the Company’s ability to successfully complete strategic transactions; the actions or inactions of third parties with whom the Company partners and the various collaboration, licensing, and other partnerships and alliances the Company has with third parties; demand for the Company’s products, services, or solutions and factors that affect that demand; management of the Company’s supply chain and the Company’s ability to cost-effectively secure the materials it needs to operate its business; disruptions in the Company’s operations; changes in third-party and government reimbursement processes, rates, contractual relationships, and mix of public and private payers, including related to government shutdowns; the delayed China stimulus and the ongoing anti-corruption campaign; the Company’s ability to attract and/or retain key personnel and qualified employees; global geopolitical and economic instability, including as a result of the conflict between Ukraine and Russia, the conflict in the Middle East, and the actions in the Red Sea region; public health crises, epidemics, and pandemics and their effects on the Company’s business; maintenance and protection of the Company’s intellectual property rights, as well as maintenance of successful research and development efforts with respect to commercially successful products and technologies; the impact of potential information technology, cybersecurity or data security breaches; compliance with the various legal, regulatory, tax, privacy, and other laws to which the Company is subject, such as the Foreign Corrupt Practices Act and similar anti-corruption and anti-bribery laws globally, and related changes, claims, inquiries, investigations, or actions; the Company’s ability to control increases in healthcare costs and any subsequent effect on demand for the Company’s products, services, or solutions; the impacts related to the Company’s increasing focus on and investment in cloud, edge, artificial intelligence, and software offerings; the impact of potential product liability claims; environmental, social, and governance matters; the Company’s ability to operate effectively as an independent, publicly-traded company; and the Company’s level of indebtedness, as well as its general ability to comply with covenants under its debt instruments and any related effect on the Company’s business. Please also see the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the U.S. Securities and Exchange Commission and any updates or amendments it makes in future filings. There may be other factors not presently known to the Company or which it currently considers to be immaterial that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements the Company makes. The Company does not undertake any obligation to update or revise its forward-looking statements except as required by applicable law or regulation.

About GE HealthCare Technologies Inc.
GE HealthCare is a leading global medical technology, pharmaceutical diagnostics, and digital solutions innovator, dedicated to providing integrated solutions, services, and data analytics to make hospitals more efficient, clinicians more effective, therapies more precise, and patients healthier and happier. Serving patients and providers for more than 125 years, GE HealthCare is advancing personalized, connected, and compassionate care, while simplifying the patient’s journey across the care pathway. Together our Imaging, Advanced Visualization Solutions, Patient Care Solutions, and Pharmaceutical Diagnostics businesses help improve patient care from diagnosis, to therapy, to monitoring. We are a $19.6 billion business with approximately 51,000 colleagues working to create a world where healthcare has no limits.

Follow us on LinkedIn, X, Facebook, Instagram, and Insights for the latest news, or visit our website https://www.gehealthcare.com for more information.

Investor Relations Contact:
Carolynne Borders
+1-631-662-4317
carolynne.borders@gehealthcare.com

Media Contact:
Jennifer Fox
+1-414-530-3027
jennifer.r.fox@gehealthcare.com